This page being   Target Conservative Allocation Fund 1-31-14 Semi
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 1.


EXPENSES (Negative answers are allowed
For the period covered by this form

            on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $      0

   Z) Net investment income ------------------------------ $      0

     AA) Realized capital gains -------------------------- $      0

     BB) Realized capital losses ------------------------- $      0

  CC) 1. Net unrealized appreciation during the period --- $      0

      2. Net unrealized depreciation during the period --- $      0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $      0

2. Dividends for a second class of open-end
         company shares -----------------------------------$      0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $       0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $ 0.1220,$0.0374
"      2. Dividends for a second class of open-end
          company shares ------------$ 0.0374,$0.0931,$0.0374,$0.1508
   B) Distribution of capital gains ---------------$   0.00
   C) Other distributions --------------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 1.
   Condensed balance sheet data:  As of the end of
current reporting period (000's
omitted except for per share amounts
and number of accounts)
74.O) Payables for portfolio instruments purchased ----------- $        0
   P) Amounts owed to affiliated persons ----------------------$        0
   Q) Senior long-term debt -----------------------------------$        0
   R) Other liabilities:1. Reverse repurchase agreements ----- $        0
                        2. Short sales ----------------------- $        0
                        3. Written options ------------------- $        0
                        4. All other liabilities ------------- $        0

   S) Senior equity -------------------------------------------$        0
   T) Net assets of common shareholders -----------------------$        0
   U) 1. Number of shares outstanding -------------------------$        0
      2. Number of shares outstanding of a second class of shares
         of open-end company ----------------------------------$        0
  " V) 1. Net asset value per share(to nearest cent)$11.38,$11.24
 "   2. Net asset value per share of a second class of open-end company shares (to nearest cent) $11.24,$11.36,$11.24,$11.44
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -------------$   0.0000
   X) Total number of shareholder accounts --------------------$        0
   Y) Total value of assets in segregated accounts ------------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide
"adequate space for responding to Items 73A 1&2 and 74V1&2 correctly, " the correct answers are as above.

Target Conservative Allocation Fund 1-31-14 Semi